EXHIBIT 10.1

March 19, 2020
LendingClub Corporation
595 Market Street, Suite 200
San Francisco, California 94105
Attention: Scott Sanborn
Chief Executive Officer

Re:	Share Exchange Agreement
Ladies and Gentlemen,
Reference is made to the Share Exchange Agreement (the “Share Exchange Agreement”), dated as of February 18, 2020, between LendingClub Corporation, a Delaware corporation (“LendingClub”), and Shanda Asset Management Holdings Limited, a company organized under the laws of the British Virgin Islands (“Shanda”). LendingClub and Shanda are each referred to herein as a “party” and collectively as the “parties.” Capitalized terms used but not otherwise defined in this letter agreement shall have the meanings assigned to them in the Share Exchange Agreement.
By signing in the space provided below, each of Shanda and LendingClub hereby agrees to amend Section 5.1(b) of the Share Exchange Agreement by deleting the words “March 19, 2020” and replacing them with the words “March 20, 2020”.
Each party represents and warrants that this letter agreement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance to its terms. This letter agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed entirely within that state and without regard to principles of conflict of laws. This letter agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same letter agreement. Except to the extent expressly amended or waived by this letter agreement, all terms of the Share Exchange Agreement shall remain in full force and effect without amendment, change or modification. All references in the Share Exchange Agreement to “this Agreement”, “the Agreement”, “hereunder”, “hereof’, “herein” or words of like import, and each reference to the Share Exchange Agreement in any other agreements, documents or instruments executed and delivered pursuant to or in connection with the Share Exchange Agreement shall be deemed to mean and be a reference to the Share Exchange Agreement as amended or waived by this letter agreement.

Please sign below to acknowledge LendingClub’s acceptance and agreement.

Very truly yours,

SHANDA ASSET MANAGEMENT HOLDINGS LIMITED

By: /s/ Tianqiao Chen_________________
Name: Tianqiao Chen
Title: Director
Agreed to and Accepted:

LENDINGCLUB CORPORATION

Date: 3/19/2020

By: /s/ Brandon Pace
Name: Brandon Pace
Title: General Counsel & Corporate Secretary

[Signature Page to Letter Agreement]